                                                                    Exhibit 28.1



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 11-K



                 Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



For the Fiscal Year Ended December 31, 1995
                          -----------------



Commission File Number 1-5881
                       ------



    THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
    -----------------------------------------------------------------------
                            (Full Title of the Plan)



                      BROWN & SHARPE MANUFACTURING COMPANY
                              200 Frenchtown Road
                    North Kingstown, Rhode Island 02852-1700
                                 (401) 886-2000

         (Name of Issuer and Address of its Principal Executive Office)

                                   SIGNATURES
                                   ----------



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 24 day of June, 1996.
- --        ----------

                                 BROWN & SHARPE SAVINGS & RETIREMENT
                                 PLAN FOR MANAGEMENT EMPLOYEES


                                 By:  /s/ Alfred J. Corso
                                      ---------------------------------------
                                       Alfred J. Corso
                                       Controller
                                       (Principal Accounting Officer)

      BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES



                               Table of Contents


                                                                          Page
                                                                          -----

Report of Ernst & Young LLP, Independent Auditors                             4

Financial Statements:

  Statements of Net Assets Available for Plan Benefits
    at December 31, 1995 and 1994                                             5

  Statements of Changes in Net Assets Available for Plan
    Benefits for the Years Ended December 31, 1995 and 1994                   5

  Notes to Financial Statements                                            6-13

Supplemental Schedules:

  Schedule of Reportable Transactions                                        14

  Schedule of Assets Held for Investment Purposes at December 31, 1995    15-19

Consent of Independent Auditors                                              20

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------


Brown & Sharpe Savings and Retirement Plan
 for Management Employees Committee
Brown & Sharpe Manufacturing Company


    We have audited the accompanying statements of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan for Management Employees (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



                                                    ERNST & YOUNG LLP

June 24, 1996

     THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
     ---------------------------------------------------------------------

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ----------------------------------------------------

                                                   As of December 31,
                                             -------------------------------
                                                 1995              1994
                                             -------------     -------------
Assets:
 Investments (Notes 2 and 5)                  $21,861,765       $18,115,193
 Dividends and interest receivable                 86,842            72,413
 Employer contribution receivable                 759,023           618,050
 Plan loans receivable                            260,451           257,669
                                              -----------       -----------
 Net Assets Available for Plan Benefits       $22,968,081       $19,063,325
                                              ===========       ===========

   STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
   --------------------------------------------------------------------------

                                           For the years ended December 31,
                                          ----------------------------------
                                                1995              1994
                                          ----------------  ----------------
Additions
- ---------
Contributions:
    Employer                                  $   788,389       $   641,425
    Employee                                    1,195,789           892,263
                                              -----------       -----------
                                                1,984,178         1,533,688
Investment income:
    Interest                                      744,736           723,338
    Dividends                                      36,276            93,572
                                              -----------       -----------
                                                  781,012           816,910
Net appreciation (depreciation)
    in fair value of investments                2,815,217          (255,446)
                                              -----------       -----------
Total additions                                 5,580,407         2,095,152

Deductions
- ----------
   Payments to participants                    (1,720,895)       (3,678,814)
   Loan defaults                                        -            (2,490)
   Fees                                           (12,402)          (38,014)
                                              -----------       -----------
Total deductions                               (1,733,297)       (3,719,318)

Transfers
- ---------
 From Brown & Sharpe Employee Stock Owner-
    ship & Profit Participation Plan               11,383            24,994
     (ESOP)
 From (To) Brown & Sharpe Savings
    & Retirement Plan (SARP)                       46,263            (2,726)
                                              -----------       -----------
Net transfers                                      57,646            22,268
                                              -----------       -----------

Net increase (decrease) in assets               3,904,756        (1,601,898)
Net assets, beginning of year                  19,063,325        20,665,223
                                              -----------       -----------
Net assets, end of year                       $22,968,081       $19,063,325
                                              ===========       ===========

See notes to the financial statements.

     THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
     ---------------------------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

1.  PLAN DESCRIPTION
    ----------------

    The following description of The Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

    GENERAL
    -------

        The Plan is a defined contribution plan covering all eligible full-time salaried employees of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

        As a result of the Company's acquisition of DEA S.p.A. on September 28, 1994, participants of the Digital Electronic Automation, Inc. Tax-Deferred Savings Plan (the DEA Plan) became eligible to participate in the Plan on April 1, 1995. Pursuant to the terms of the DEA Plan, former DEA employees may select an annuity as a distribution option under the Plan. In May 1996, approximately $1,947,740 of net assets were transferred from the DEA Plan to the Plan.

    CONTRIBUTIONS
    -------------

        The Plan permits a participant to make deferred salary contributions to the Plan equal to 2% to 16% of compensation up to a maximum of $9,240 in 1995 and in 1994, (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds," as described below.

        The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1995 and 1994 were $759,023 and $618,050, respectively.

        In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1995 and 1994 were $29,366 and $23,375, respectively.

    PARTICIPANT ACCOUNTS
    --------------------

        A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with participant salary deferrals, Company contributions, and an allocation of earnings of the Funds in which such participant's account is invested. Allocations, as determined by a monthly valuation, are credited ratably among all participants in each Fund.

                   -----------------------------------------

    INVESTMENTS
    -----------

         Participants direct the trustee to put contributions in one or more of the following investment alternatives in multiples of 10%:

    (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York in 1994, Principal Mutual Life Insurance Company in 1992 and 1993, and Allstate Life Insurance Company in 1991. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

         The Plan assets and those of the Brown & Sharpe Savings and Retirement Plan are held in a trust administered by Fleet National Bank as Trustee. The assets and activity within this trust are allocated between the two plans based on the underlying participant records of each plan.

         In years when Company contributions are made, forfeitures are used first to reduce Company contributions and then to pay Plan expenses. In 1995 and 1994, Plan expenses were paid entirely by the Company.

    BENEFITS
    --------

         A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

         Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

                   -----------------------------------------

         While in service, a participant may apply for a hardship withdrawal of funds subject to restrictive IRS rules and excise tax. The Plan also permits a participant to borrow against his/her account and repay the loan by payroll deduction.

         Plan participants who are no longer employees of the Company but who have elected to defer payment of their account balance are assessed an asset management trust and recordkeeping fee based on actual cost. These participant account balances amount to $3,148,482 at December 31, 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    Investments, other than insurance contracts, are stated at fair value. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Listed securities and governmental obligations for which no sale was reported on that date are valued at the last reported bid price. Investments in guaranteed interest contracts with insurance companies are stated at contract value defined as cost plus accrued interest less distributions to date, which approximates fair value. Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

3.  TAX STATUS
    ----------

    The Plan has received a favorable determination letter from the IRS (dated May 9, 1995). This favorable determination by the IRS does apply on a retroactive basis to periods including the financial statement date.

4.  PLAN TERMINATION
    ----------------

    The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                   -----------------------------------------

5.  INVESTMENTS
    -----------

    Investments held at December 31, 1995 and 1994 are as follows:

Description                                   Current Value                  Cost
- -----------                              ------------------------  ------------------------
                                            1995         1994         1995         1994
                                         -----------  -----------  -----------  -----------
Investments stated at fair value:
Company common stock                     $ 1,873,933  $ 1,109,342  $ 1,741,706  $ 1,630,513
Diversified investments:
 Government securities                     1,036,330      397,155      982,003      394,104
 Common & preferred stock                  8,643,280    6,225,859    6,481,257    5,396,028
Short-term investments (1)                   882,338      919,677      882,338      919,677
Investments stated at contract value:
Guaranteed interest contracts              9,425,884    9,463,160    9,425,884    9,463,160
                                         -----------  -----------  -----------  -----------
 Total investments                       $21,861,765  $18,115,193  $19,513,188  $17,803,482
                                         ===========  ===========  ===========  ===========

 (1) Short-term investments include temporary investments made within each of the available Funds.

        The following investments exceed 5% of Plan assets at December 31, 1995:

                                                                   Current Value
                                                                   -------------
Investments stated at contract value:
1991 GIC                     Allstate Life Insurance Company          $1,065,148
                             Contract #GA5052
1993 GIC                     Principal Mutual Life Insurance           5,996,330
                             Contract #GA88705-3
1994 GIC                     American International Life               1,552,305
                             Assurance Company
                             Contract #18181
Investments stated at fair value:
182,822.74 shares            Brown & Sharpe Manufacturing              1,873,933
                             Company Common Stock Class A & B

        The following investments exceed 5% of Plan Assets at December 31, 1994:

                                                                   Current Value
                                                                   -------------
Investments stated at contract value:
1991 GIC                     Allstate Life Insurance Company          $1,073,142
                             Contract #GA5052
1993 GIC                     Principal Mutual Life Insurance           6,525,546
                             Contract #GA88705-3
1994 GIC                     American International Life               1,021,841
                             Assurance Company
                             Contract #18181
Investments stated at fair value:
167,488 shares               Brown & Sharpe Manufacturing              1,109,342
                             Company Common Stock Class A & B

                   -----------------------------------------

6.   ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
     ----------------------------------------------------------------------
     STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
     --------------------------------------------------------------------------

                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1995, WITH FUND INFORMATION
                  -----------------------------------------------------------------------------------------------
                                             Money Market       Diversified(1)     Company(1)        Guaranteed(1)
                              Plan Loans          Fund               Fund           Stock Fund       Interest Fund         Total
                            --------------   -------------    ------------------  --------------     -------------      ------------
Assets:
   Investments                $      -          $602,217         $ 9,827,923          $1,919,432       $9,512,193        $21,861,765

   Dividends and interest
    receivable                       -             2,126              32,422                  52           52,242             86,842
   Employer contribution
    receivable                       -           112,039             491,748              31,165          124,071            759,023
   Plan loans receivable       260,451                 -                   -                   -                -            260,451
                              --------          --------         ---------------      ----------       ----------        -----------

Net Assets Available for
     Plan Benefits            $260,451          $716,382         $10,352,093          $1,950,649       $9,688,506        $22,968,081
                              ========          ========         ===============      ==========       ==========        ===========

- --------------
(1) Includes short-term investments of $148,313 in the Diversified Fund, $45,499 in the Company Stock Fund, and $86,309 in the Guaranteed Interest Fund.

                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1994, WITH FUND INFORMATION
                  -----------------------------------------------------------------------------------------------
                                            Money Market      Diversified(2)      Company(2)      Guaranteed
                              Plan Loans        Fund               Fund           Stock Fund     Interest Fund           Total
                             -------------  -------------   ------------------  --------------   --------------       ------------
Assets:
   Investments                 $      -        $455,255         $ 6,995,173       $1,148,856        $9,515,909        $18,115,193
   Dividends and interest
    receivable                        -              15              18,199              102            54,097             72,413
   Employer contribution
    receivable                        -          71,358             302,084           20,236           224,372            618,050
   Plan loans receivable        257,669               -                   -                -                 -            257,669
                               --------        --------         -----------       ----------        ----------        -----------
Net Assets Available for
     Plan Benefits             $257,669        $526,628         $ 7,315,456       $1,169,194        $9,794,378        $19,063,325
                               ========        ========         ===========       ==========        ==========        ===========

- -----------------
(2) Includes short-term investments of $372,159 in the Diversified Fund, $39,514 in the Company Stock Fund, and $52,749 in the Guaranteed Interest Fund.

                   -----------------------------------------

6.   ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
     ----------------------------------------------------------------------
     STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
     --------------------------------------------------------------------------
     (CONTINUED)
     -----------

         STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1995,
         ---------------------------------------------------------------------------------------------------------------
                                                       WITH FUND INFORMATION
                                                       ---------------------

                                                    Money          Diversified     Company Stock      Guaranteed
                                Plan Loans       Market Fund          Fund              Fund         Interest Fund       Total
                             ----------------   --------------     -----------     -------------     -------------   -------------
Contributions:
    Employer                    $       -          $112,039        $   491,748       $   60,531       $   124,071     $   788,389
    Employee                            -            69,775            659,500          117,459           349,055       1,195,789
    Loan repayments              (121,146)            4,526             48,977            7,706            59,937               -
                                ---------          --------        -----------       ----------       -----------     -----------
                                 (121,146)          186,340          1,200,225          185,696           533,063       1,984,178
Investment income:
    Interest                            -            38,695             76,710            2,281           627,050         744,736
    Dividends                           -                 -             36,276                -                 -          36,276
                                ---------          --------        -----------       ----------       -----------     -----------
                                        -            38,695            112,986            2,281           627,050         781,012
Net appreciation
  in fair value of
  investments                           -                 -          2,051,965          763,252                 -       2,815,217
                                ---------          --------        -----------       ----------       -----------     -----------
Total income                     (121,146)          225,035          3,365,176          951,229         1,160,113       5,580,407

Disbursements
    Payments to
     participants                       -           (61,407)          (249,068)        (148,196)       (1,262,224)     (1,720,895)
    Loans to participants         119,450           (16,972)           (76,715)          (4,019)          (21,744)              -
    Fees                                -               (88)           (10,215)            (367)           (1,732)        (12,402)
                                ---------          --------        -----------       ----------       -----------     -----------
Total disbursements               119,450           (78,467)          (335,998)        (152,582)       (1,285,700)     (1,733,297)

Transfers
    Transfers (to) from
     ESOP                               -               622                138           (2,105)           12,728          11,383
    Transfers from SARP             4,478                 -             11,234            1,383            29,168          46,263
    Transfers between funds             -            42,564             (3,913)         (16,470)          (22,181)              -
                                ---------          --------        -----------       ----------       -----------     -----------
Net transfers                       4,478            43,186              7,459          (17,192)           19,715          57,646
                                ---------          --------        -----------       ----------       -----------     -----------

Net increase (decrease)             2,782           189,754          3,036,637          781,455          (105,872)      3,904,756
Net assets, beginning of
 year                             257,669           526,628          7,315,456        1,169,194         9,794,378      19,063,325
                                ---------          --------        -----------       ----------       -----------     -----------
Net assets, end of year         $ 260,451          $716,382        $10,352,093       $1,950,649       $ 9,688,506     $22,968,081
                                =========          ========        ===========       ==========       ===========     ===========

                   -----------------------------------------

6.   ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
     ----------------------------------------------------------------------
     STATEMENTS OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
     --------------------------------------------------------------------------
     (CONTINUED)
     -----------

         STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1994,
         ---------------------------------------------------------------------------------------------------------------
                                                       WITH FUND INFORMATION
                                                       ---------------------
                                                 Money        Diversified     Company Stock      Guaranteed
                              Plan Loans      Market Fund         Fund             Fund         Interest Fund       Total
                             -------------   -------------    -----------     -------------     -------------   -------------
Contributions:
    Employer                  $       -        $  71,358      $   302,084       $   43,611       $   224,372      $   641,425
    Employee                          -           34,170          481,534           96,049           280,510          892,263
    Loan repayments            (101,915)           7,014           46,441            9,235            39,225                -
                              ---------        ---------      -----------       ----------       -----------      -----------
                               (101,915)         112,542          830,059          148,895           544,107        1,533,688
Investment income:
    Interest                          -           16,824           66,312            2,173           638,029          723,338
    Dividends                         -                -           93,572                -                 -           93,572
                              ---------        ---------      -----------       ----------       -----------      -----------
                                      -           16,824          159,884            2,173           638,029          816,910
Net depreciation
       in fair value of
        investments                   -                -          (80,279)        (175,167)                -         (255,446)
                              ---------        ---------      -----------       ----------       -----------      -----------
Total income                   (101,915)         129,366          909,664          (24,099)        1,182,136        2,095,152

Disbursements
    Payments to
     participants                     -         (144,510)      (1,837,684)         (93,826)       (1,602,794)      (3,678,814)
    Loans to participants       111,600           (1,818)         (88,563)            (629)          (20,590)               -
    Loan defaults                (2,490)               -                -                -                 -           (2,490)
    Fees                              -             (384)         (24,486)          (6,995)           (6,149)         (38,014)
                              ---------        ---------      -----------       ----------       -----------      -----------
Total disbursements             109,110         (146,712)      (1,950,733)        (101,450)       (1,629,533)      (3,719,318)

Transfers
    Transfers from ESOP               -            6,026           17,468                -             1,500           24,994
    Transfers from (to)
     SARP                             -                -            2,666           (5,850)              458           (2,726)
    Transfers between funds           -          (55,253)       1,319,001          (91,495)       (1,172,253)               -
                              ---------        ---------      -----------       ----------       -----------      -----------
Net transfers                         -          (49,227)       1,339,135          (97,345)       (1,170,295)          22,268
                              ---------        ---------      -----------       ----------       -----------      -----------

Net increase (decrease)           7,195          (66,573)         298,066         (222,894)       (1,617,692)      (1,601,898)
Net assets, beginning of
 year                           250,474          593,201        7,017,390        1,392,088        11,412,070       20,665,223
                              ---------        ---------      -----------       ----------       -----------      -----------
Net assets, end of year       $ 257,669        $ 526,628      $ 7,315,456       $1,169,194       $ 9,794,378      $19,063,325
                              =========        =========      ===========       ==========       ===========      ===========

                   -----------------------------------------

7.  TRANSACTIONS WITH PARTIES-IN-INTEREST
    -------------------------------------


   DURING THE YEARS ENDED DECEMBER 31, 1995 AND 1994, THE PLAN ENTERED INTO THE FOLLOWING TRANSACTIONS WITH
 PARTIES-IN-INTEREST:
                                                                        December 31
                                          -----------------------------------------------------------------------
                                                        1995                                1994
                                          ----------------------------------   ----------------------------------
                                            Units/Shares          Amount         Units/Shares         Amount
                                          -----------------  ----------------  -----------------  ---------------
Fleet National Bank Money Market Fund:
- ----------------------------------------

 Purchases of face amount                            --          $6,581,041               --         $12,270,546
 Sales of face amount                                --           6,814,326               --          12,276,465
 Investment income                                   --              17,253               --              19,070

Brown & Sharpe Manufacturing Company Class A
- --------------------------------------------

 Purchases of capital stock                       2,939          $   20,074               --         $        --
 Distributions of capital stock to                4,518              43,224               --                  --
  participants
 Sales of capital stock, at market value             --                  --           10,635               73,711


       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                      SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

                                                                                                        CURRENT VALUE OF
                                                                                                            ASSET ON
IDENTITY OF PARTY INVOLVED   DESCRIPTION OF ASSETS   PURCHASE PRICE    SELLING PRICE    COST OF ASSET   TRANSACTION DATE    NET GAIN
- ---------------------------  ----------------------  --------------  -----------------  -------------  -------------------  --------
Category (iii)     A series of securities transactions  in excess of 5% of plan assets
- --------------------------------------------------------------------------------------
Fleet National Bank*          Fleet Money Market
                              Purchased $6,581,041
                              face amount in 265
                              transactions               $6,581,041         $       --     $6,581,041        $6,581,041      $   --

                              Sold $6,814,326 face
                              amount in 207
                              transactions                       --          6,814,326      6,814,326         6,814,326          --


Category (iii)     Continued
- ----------------------------

Principal Mutual Life         Principal Mutual GIC
 Insurance Corporation        #88705-3 -  6.38%,
                              12-31-97   Purchased
                              $406,019 face value
                              in 12 transactions.        $  406,019         $       --     $  406,019        $  406,019      $   --

                              Sold $1,024,743 face
                              value in 12
                              transactions.                      --          1,024,743      1,024,743         1,024,743          --


There were no category (i), (ii) or (iv) reportable transactions during 1995.

*  Indicates party-in-interest to the Plan.

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT DECEMBER 31, 1995

                                                          FAIR         COST OF
SHARES OR FACE VALUE       DESCRIPTION                    VALUE       INVESTMENT
================================================================================
MONEY MARKET FUND
Short-Term Investments
                       5,111  Fleet Money Market      $     5,111   $      5,111
                     597,106  Fidelity Retirement
                              Mny Mkt Prt 630             597,106        597,106
                                                      -----------   ------------
Total Money Market Fund                               $   602,217   $    602,217
                                                      ===========   ============


DIVERSIFIED FUND
Short-Term Investments
                     148,313  Fleet Money Market      $   148,313   $    148,313

Government Securities
                     294,670  US Treas Notes 8.625
                              due 8/15/97                 310,140        286,872
                     168,383  US Treas Notes 7.75
                              due 12/31/99                182,722        167,988
                     168,383  US Treas Notes 5.875
                              due 6/30/00                 171,803        167,962
                      84,191  US Treas Notes 6.375
                              due 8/15/02                  88,282         83,928
                      84,191  US Treas Bonds 11.125
                              due 8/15/03                 112,974        111,343
                     168,383  US Treas Notes 5.75
                              due 8/15/03                 170,409        163,910
                                                       ----------   ------------
Total Government Securities                             1,036,330        982,003

Common Equities
                       2,189  Alco Std Corp Com            99,872         57,734
                       3,031  Altera Corp                 150,787         53,831
                       6,483  America West Airls
                              Inc. Cl B                   110,207         86,493
                       1,852  Amerin Corp Com              49,547         32,506
                       1,684  Amr Corp Del Com            125,024        118,332
                       2,947  Analog Devices Inc.         104,240        107,295
                       3,368  Applied Materials
                              Inc. Com                    132,602         83,366
                       4,546  Atlas Air Inc. Com           76,151         81,167
                       6,735  Atmel Corp                  150,703         75,098
                       2,105  Bank of Boston Corp
                              Com                          97,346         93,647
                       1,684  Bankamerica
                              Corp Com                    109,028         85,830
                       3,789  Barnes &
                              Noble Inc.                  109,870        107,976
                       3,157  Bay Networks Inc. Com       129,839         81,725
                       2,105  Borders Group Inc. Com       38,939         37,708
                       1,684  Cabletron Sys Inc. Com      136,390         79,335

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT DECEMBER 31, 1995

                                                          FAIR         COST OF
SHARES OR FACE VALUE       DESCRIPTION                    VALUE       INVESTMENT
================================================================================
                       2,021  Canadian National Railway
                              Co. Com                       30,309        29,085
                       6,062  Central Garden &
                              Pet Co. Com                   57,587        43,783
                       2,694  Ceridian Corp                111,133        50,547
                       2,357  Chemical Banking Corp        138,495       128,994
                       1,684  Cisco Sys Inc. Com           125,656        85,486
                       2,273  Citicorp Com                 152,871        91,391
                       3,368  Cognex Corp                  117,026        48,121
                       4,210  Columbia/HCA Healthcare
                              Corp Com                     213,636        83,910
                       2,947  Community Health
                              Sys Inc.                     104,976        99,487
                       2,694  Corporate
                              Express Inc. Com              81,161        64,343
                       3,368  Danaher Corp                 106,923        63,824
                       3,199  Danaka Business
                              Systems Plc Adr              118,373        91,706
                       2,694  Diamond Multimedia Sys
                              Inc. Com                      96,652        84,191
                         842  Donaldson Lufkin &
                              Jenrette Inc. Com             26,310        23,704
                       4,210  Dovatron Intl Inc.           142,073        82,876
                       2,526  DSC Communications
                              Corp Com                      93,137        89,777
                       1,684  Eckerd Jack Corp Del          75,141        60,326
                       1,094  Filenet Corp Com              51,441        49,925
                         505  Fore Systems                  30,056        28,490
                              Inc. Com
                       2,778  FTP Software Inc. Com         80,571        89,371
                       2,273  GCR Hldgs Ltd Com             51,146        44,985
                       5,051  General Nutrition Cos
                              Inc.                         116,184        92,032
                       1,684  Global Directmail Corp
                              Com                           46,305        46,679
                       4,210  Gymboree Corp                 86,822        94,498
                       1,263  Healthcare
                              Compare Corp                  54,935        25,074
                       5,893  Healthsource Inc.            212,162       114,852
                       4,210  Healthsouth
                              Corporation                  122,604        76,119
                       3,368  Hewlett Packard
                              Co Com                       282,041       110,024
                       2,526  Hilfiger Tommy Corp          107,028        52,744
                       4,210  HyperionSoftware
                              Corp Com                      89,453        84,849
                       5,220  Intel Corp Com               296,228       116,531
                       2,863  International
                              Rectifier Corp                71,563        46,389
                         421  Jones Apparel
                              Group Inc.                    16,575        14,438
                       2,357  Kensey Nash Corp Com          29,467        30,056
                       1,684  KLA Instrs Corp               43,886        69,671
                       1,094  Kohls Corp                    57,461        56,464
                       2,526  La Quinta Inns, Inc.          69,142        70,294
                       1,684  Lam Research Corporation      77,035        73,119
                         842  Linear Technology Corp        33,045        32,767

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT DECEMBER 31, 1995

                                                          FAIR         COST OF
SHARES OR FACE VALUE       DESCRIPTION                    VALUE       INVESTMENT
================================================================================
                       2,526  LSI Logic Corp              82,718         101,558
                         842  Maxim Integrated            32,414          30,959
                              Prods Inc.
                         674  Medtronic Inc.              37,634          33,289
                         421  Micro Whse Inc.             18,206          20,480
                       1,852  Microchip Technology        67,606          74,611
                              Inc.
                         842  Microsoft Corp              73,878          83,349
                         674  MSC Indl Direct Inc.        18,522          12,797
                              CL A Com
                       1,684  Nationsbank Corp           117,237          78,805
                         337  Network Appliance           13,513           6,115
                              Inc. Com
                         674  Newbridge Networks Corp     27,867          27,971
                       3,452  Norrell corp GA Common     101,398          82,575
                              Stk
                       1,684  Norwest Corp                55,566          42,150
                       5,472  Officemax Inc. Com         122,446          85,786
                       5,809  Ornda Healthcorp           135,064          87,374
                              Com Stk
                       1,263  Oxford Health Plans         93,295          67,788
                              Inc.
                         589  Pacificare Health Sys       51,273          51,308
                              Inc.
                       4,294  Paging Network Inc.        104,661         102,571
                         842  Parametric Technology       55,987          30,259
                              Corp Com
                       2,189  Petiatric Svcs of           34,476          35,976
                              America Com
                       1,263  Physicians Health Svcs      46,726          48,250
                              Inc.
                       2,947  Platinum Technology         54,146          53,777
                              Inc.
                         842  Promus Hotel Corp Com       18,733          17,285
                         421  Qualcomm Inc.               18,101          18,179
                       4,210  Quorum Health Group Inc.    92,611          65,994
                              Com Stk
                         758  Regal Cinemas Inc. Com      22,542          20,888
                       2,610  SFX Broadcasting Inc.       78,951          75,186
                       1,263  Silicon Graphics Inc.       34,887          42,228
                         842  Sitel Corp Com              25,784          22,250
                       2,105  Sodak Gaming Inc.           43,411          41,876
                       3,368  Softkey Intl Inc. Com       77,877          94,516
                       1,684  Solectron Corp Com          74,299          44,922
                       2,526  Spectrian Corp Com          56,198          83,819
                       1,684  Sterling Healthcare         17,891          22,732
                              Group Inc. Com
                         253  Stratacom Inc.              18,564          18,091
                       2,021  Sun Microsystems            92,190          82,137
                       4,210  TCF Finl Corp              139,442          86,005
                         421  Tellabs Incorporated        15,575          16,585
                       3,368  Teradyne Common             84,612          40,710
                       2,189  Texas Instruments          112,732         141,344
                              Com

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1995

                                                          FAIR         COST OF
SHARES OR FACE VALUE       DESCRIPTION                    VALUE       INVESTMENT
===================================================================================
                       2,357  Trimble Nav Ltd.                  43,906       53,612
                       2,947  US Office Prods Co. Com           67,037       44,108
                       3,789  United Healthcare Corp           247,681       94,348
                       5,051  United States Filtr Corp
                              New                              134,496       87,179
                       2,526  USA Waste Svcs Inc. Com           47,673       49,973
                       1,010  Valudjet Inc. Com                 25,005       17,975
                       1,936  Washington Mut Inc. Com           55,914       52,100
                       1,263  Worldcom Inc. GA Com              44,516       38,202
                       2,021  Xilinx Inc.                       61,628       30,102
                         842  3 Com Corp                        39,254       38,728
                       2,947  3-D Sys Corp Del                  69,983       59,470
                                                          ------------   ----------
Total Common Equities                                     $  8,643,280   $6,481,257

Total Diversified Fund                                    $  9,827,923   $7,611,573
                                                          ============   ==========

COMPANY STOCK FUND

Short-Term Investments
                      45,499  Fleet Money Market          $     45,499   $   45,499

Company Common Stock
                  182,822.74  Brown & Sharpe Mfg Co
                              Cl A & B $                     1,873,933   $1,741,706
                                                          ------------   ----------

Total Company Common Stock                                $  1,873,933   $1,741,706

Total Company Stock Fund                                  $  1,919,432   $1,787,205
                                                          ============   ==========


Guaranteed Interest Contracts
 Blended GIC                  Fleet Money Market          $     83,783   $   83,783
                              A I Life GIC #18181 6.38%
                              due 12/31/99                   1,552,305    1,552,305
                              Principal Mutual
                              GIC #88705-3
                              6.38% due 12/31/97             5,996,330    5,996,330
                                                             ---------    ---------
Total Blended GIC                                         $  7,632,418  $ 7,632,418

1992 GIC                      Fleet Money Market          $      1,521   $    1,521
                              Principal Mutual
                              GIC #(3)88705-02
                              6.80% due 12/31/96               812,101      812,101
                                                             ---------    ---------
                                                          $    813,622   $  813,622

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1995

                                                          FAIR         COST OF
SHARES OR FACE VALUE       DESCRIPTION                    VALUE       INVESTMENT
====================================================================================
1991 GIC                      Fleet Money Market          $      1,005   $     1,005
                              Allstate Life Ins.
                              GIC #GA5052
                              8.60% due 04/01/96             1,065,148     1,065,148
                                                          ------------   -----------
                                                          $  1,066,153   $ 1,066,153

TOTAL GUARANTEED INTEREST CONTRACTS                       $  9,512,193   $ 9,512,193
                                                          ============   ===========


TOTAL INVESTMENTS                                         $ 21,861,765   $19,513,188

PLAN LOANS RECEIVABLE                                     $    260,451   $   260,451
                                                          ------------   -----------
TOTAL ASSETS HELD FOR INVESTMENTS                         $ 22,122,216   $19,773,639
                                                          ============   ===========

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-33676, 2-56621, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935,
33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) of Brown & Sharpe
Manufacturing Company of our report dated June 24, 1996, with respect to the financial statements and schedule of the Brown & Sharpe Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                  ERNST & YOUNG LLP



   Providence, Rhode Island
   June 24, 1996